-Proxy-INVESTORS HERITAGE LIFE INSURANCE COMPANY-Proxy-
            200 CAPITAL AVENUE, FRANKFORT, KENTUCKY 40601
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Harry Lee Waterfield II and Jerry F. Howell, or either of them, attorneys with full power of substitution to vote as proxies for the undersigned at the special meeting of stockholders of Investors Heritage Life Insurance Company to be held
on November 18   , 1999, or at any adjournment thereof, and vote as
designated below with all powers the undersigned would possess, if present, upon matters described in the Notice of Special Meeting and Proxy Statement dated October 7, 1999 as follows:

(1) Approval and Adoption of the Share Exchange Agreement between Investors Heritage Life Insurance Company and Kentucky Investors, Inc.

          FOR                 AGAINST               ABSTAIN
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(2) On any other matter which may come before the special meeting or any adjournment thereof in accordance with their best judgement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

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To be counted this proxy must be signed, dated and received by the
Corporate Secretary of Investors Heritage Life Insurance Company, 200 Capital Avenue, P. O. Box 717, Frankfort, Kentucky 40602, on or before November 18, 1999.

This proxy when properly executed will be voted in accordance with instructions specified but in the absence of any instructions will be voted "FOR".

Please sign exactly as name appears on address label. If shares of stock are held jointly, all joint owners should sign. If signing as attorney, administrator, executor, guardian, trustee or corporate officer, please add your full title.


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 Stockholder's signature

 Date                          , 1999
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PLEASE SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.